Exhibit 3.233

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

	USE BLACK INK ONLY. DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Limited Liability Company; (must contain approved limited liability company xxx and instructions)	Travel Systems, LLC			Check box if a Series Limited Liability Company ☐

2.	Resident Agent Name and Street Address (must be a Nevada address xxxx xxx)	The Corporation Trust Company of Nevada
Name
		6100 Neil Road, Suite 500	Reno	Nevada	89511
		(MANDATORY) Physical Street Address	City		Zip Code

		(OPTIONAL) Mailing Address	City	State	Zip Code

3.	Dissolution Date (OPTIONAL: see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4.	Management	Company shall be managed by	☐ Manager(s)	OR	☒ Members
(check only one box)

5.	Name and Address of each Manager or Managing Member (attach additional page if more than 3)	ARAMARK Sports and Entertainment Services, LLC
Name
		1101 Market Street	Phila	PA	19107
		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

6.	Name, Address and Signature of Organization (attach additional page if more than 1)	Thomas Molchan	/s/ Thomas Molchan
		Name	Signature
		ARAMARK, 1101 Market Street	Philadelphia	PA	19107
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited liability company.
		/s/ Illegible		4/10/07
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by xxx.